Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2009 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2008.

PricewaterhouseCoopers LLP

New York, New York

June 30, 2009